Exhibit 24.2

POWER OF ATTORNEY

Each undersigned director of Jacksonville Bancorp, Inc. in so signing hereby makes, constitutes and appoints Valerie A. Kendall as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to the Registration Statement on Form S-1 (File No. 333-188146) of Jacksonville Bancorp, Inc., and any related registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or her substitute may do or cause to be done by virtue hereof.

IN WITNESS HEREOF, each of the undersigned has subscribed his or her name as of the 16th day of July, 2013.

/s/ John A. Delaney
John A. Delaney

/s/ William R. Klich
William R. Klich

/s/ Terrie G. Spiro
Terrie G. Spiro